Exhibit 10.45

CONSENT TO SHARED-SACRIFICE REDUCTION IN PAY

In light of the COVID-19 pandemic and its impact on the business, operations, and associates of Marriott Vacations Worldwide Corporation and its subsidiaries and affiliates (the “Company”), I, Jeanette Marbert, hereby knowingly and voluntarily consent to a shared-sacrifice reduction to my annual base salary rate from $510,000 to $255,000, beginning on April 18, 2020 and ending on December 31, 2020 or such earlier or later date upon which the Company and I may agree in writing (the “Permissible Reduction Period”). During the Permissible Reduction Period,
I acknowledge and agree that the above-described reduction shall not (i) breach or be deemed to breach any provisions of any employment agreement, offer letter, or other agreement between myself and the Company, and/or (ii) trigger any severance or good reason (or the like) quit rights under any employment agreement, offer letter, or other agreement, plan, or program through the Company that may apply to me.

EXECUTIVE

By:	/s/ Jeanette E. Marbert
Name: Jeanette Marbert

MARRIOTT VACATIONS WORLDWIDE CORPORATION

By:	/s/ Stephen P. Weisz
Name:	Stephen P. Weisz
Title:	President & CEO